                                                                   Exhibit 10.39


THIS NOTE HAS NOTE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "33 ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED.

                                 PROMISSORY NOTE

$500,000                                                      DECEMBER 22, 1995

         FOR VALUE RECEIVED, International Canine Genetics, Inc., a Delaware corporation (the "Company"), promises to pay to the order of S. R. One, Limited (the "Payee"), the principal sum of $500,000 together with interest on the outstanding principal balance from the date hereof at the Interest Rate (as defined in Section 1 below). The entire unpaid principal balance of this Note, together with all accrued and unpaid interest payable hereunder, shall be and is due and payable upon demand.

         1. Interest Computation. All computations of interest shall be made on the basis of a 360-day year of twelve 30 day months. The "interest Rate" shall initially be set at eleven percent (11%) per annum. The Interest Rate shall be recalculated each January 1 and July 1 while any amounts remain outstanding hereunder for the following six month period. The Interest Rate shall be recalculated to equal two percent (2%) in excess of the prime rate of interest charged by Mellon Bank on the last preceding business day.

         2. Place and Manner of Payment. Payments of principal and interest shall be made in lawful money of the United States of America, unless such amounts shall be converted pursuant to the terms hereof, for the credit of Payee at the offices of SmithKline Beecham Corporation, One Franklin Plaza, Philadelphia, PA 19101, or at such other address within the United States of America as the Payee shall designate in writing to the Company.

         3. Effect of Holiday. If any payment of principal or of interest on the Note shall be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or on any other day on which banking institutions are authorized or obligated by law to close in the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall in each case be included in computing interest in connection with such payment.

         4. Prepayment. (a) The Company may prepay the principal amount of this Note at any time in whole or in part without penalty. Any partial Prepayment shall be applied against the principal amount outstanding and shall be accompanied by all interest accrued to the date of such prepayment.

                  (b) At the election of the Payee all amounts due under this Note shall be paid upon receipt by the Company of proceeds from and debt or equity financing subsequent to the date hereof.

         5. Overdue Principal and Interest. At any time that any principal of or interest on this Note is part due for any reason, the rate of interest on such past due amount of principal or interest shall be at a rate per annum equal to the lower of 200 basis points above the Interest Rate in effect and the highest rate of interest permitted under applicable law, until such past due principal and interest has been paid in full.

         6. Unconditional Obligation. The obligation of the Company hereunder are unconditional and are independent of any obligation which the Payee or any affiliate of the Payee may have to the Company.

         7. Miscellaneous. No waiver whatsoever shall be valid unless in writing and signed by the holder hereof and then only to the extent in such writing specifically set forth. No failure or delay on the part of the Payee or any other holder of this Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Note and all of the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. Section captions in this Note are included for the convenience of reference only and shall not constitute a part of this Note for any other purpose.

         IN WITNESS WHEREOF, the Company has executed this Note the day and year first written above.

[corporate seal]

                                                          INTERNATIONAL CANINE
                                                                 GENETICS, INC.


                                                     -------------------------
                                                                     President

Attest:



- -------------------------
Assistant Secretary